POWER OF ATTORNEY
METAL MANAGEMENT, INC.

The undersigned hereby

constitutes and appoints ROBERT C. LARRY AND AMIT N. PATEL, and each of them, his true and lawful attorneys-in-fact and agents, with full power to
act without the others for him and in his name, place and stead, in any
capacities, to sign and file on his behalf any and all Forms 3, 4 and
5
relating to equity securities of Metal Management, Inc., a Delaware corporation (the "Company"), pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934 ("Section 16"), hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned's reporting obligations under Section 16 with respect to equity securities of the Company shall cease.

IN
WITNESS WHEREOF,
the undersigned has executed this Power of Attorney this 7th day of April
2006.

/s/ NORMAN R. BOBINS